UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 15, 2017

GROWGENERATION CORP

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-207889	46-5008129
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 West Mississippi Avenue

Denver, Colorado 80233

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  800-935-8420

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On May 16, 2017, GrowGeneration, Corp. (the “Company”) conducted the final closing of a private placement (the “Offering”), through GVC Capital LLC (“GVC Capital”) as its placement agent, of a total of 1,000,000 units (the “Units”) of the Company’s securities pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act. Each Unit consists of (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) one 5-year warrant to purchase one share of Common Stock at an exercise price of $2.75 per share. The Company raised an aggregate of $2,000,000 gross proceeds from 27 accredited investors in the Offering.

The Company paid GVC Capital total compensation for its services, (i) for a price of $100, 5-year warrants to purchase 75,000 shares at $2.00 per share and 5-year warrants to purchase 75,000 shares at $2.75 per share, (ii) a cash fee of $150,000, (iii) a non-accountable expense allowance of $60,000, and (iv) a warrant exercise fee equal to 3% of all sums received by the Company from the exercise of 750,000 warrants (not including 250,000 warrants issued to one investor) when they are exercised.

The foregoing descriptions of the terms of the Offering and the Units issued in connection therewith do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of the Subscription Agreement and Warrants filed herewith as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively.

This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the securities described herein.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2017, Irwin Lampert tendered his resignation from the positions of Chief Financial Officer and Secretary of the Company. Mr. Lampert’s resignation was not a result of any disagreements with the Company regarding its operations, policies or practices. Following his resignation from the officer positions of the Company, Mr. Lampert remains as a member on the Company’s Board of Directors.

On May 15, 2017, the Company entered into a 3-year executive employment agreement (the “Employment Agreement”) with Monty Lamirato, pursuant to which Mr. Lamirato agreed to provide his services to the Company as its Chief Financial Officer and Secretary, which appointment has been approved by the Company’s Board of Directors. In consideration of the services to be provided by Mr. Lamirato under the Employment Agreement, the Company agreed to pay Mr. Lamirato a salary of $150,000 per annum for the first year, $162,500 for the second year and $175,000 for the third year. The Company also agreed to issue to Mr. Lamirato 25,000 shares of common stock and 50,000 stock options as of May 15, 2017, March 15, 2018 and March 15, 2019, respectively.

The foregoing description of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of the Employment Agreement filed herewith as Exhibit 99.5.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

On May 19, 2017, the Company published a press release regarding the appointment of Mr. Lamirato as its new Chief Financial Officer and Secretary.

A copy of the press release is attached hereto as Exhibit 99.6. The information contained herein and the exhibit attached herewith shall be deemed furnished and not filed.

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Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Form of Subscription Agreement
99.2	Form of Investor Warrant
99.3	Form of Placement Agent Warrant ($2.00 Per Share)
99.4	Form of Placement Agent Warrant ($2.75 Per Share)
99.5	Form of Executive Employment Agreement with Monty Lamirato, dated May 15, 2017
99.6	Press Release, dated May 19, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 19, 2017	GrowGeneration Corp.

	By:	/s/ Darren Lampert
		Name:	Darren Lampert
		Title:	CEO

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